Exhibit 12(b)

Mark W. Yusko, Chairman, President and Trustee, and Mark B. Vannoy, Treasurer of Morgan Creek Series Trust (the “Trust”), each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Mark W, Yusko
Mark W. Yusko
Chairman, President and Trustee
Date:	June 3, 2015

By:	/s/ Mark B. Vannoy
Mark B. Vannoy
Treasurer
Date:	June 3, 2015